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                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 10, 1996, which appears on page 40 of J.P. Morgan & Co. Incorporated's 1995 Annual Report on Form 10-K for the year ended December 31, 1995 (included in J.P. Morgan & Co. Incorporated's Annual Report to Stockholders). We also consent to the reference to us under the heading "Experts" in such Prospectus.


    /s/ Price Waterhouse LLP
-----------------------------
         Price Waterhouse LLP



New York, New York
October 29, 1996